As filed with the Securities and Exchange Commission on June 5, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
________________

INFOBLOX INC.
(Exact name of Registrant as specified in its charter)

Delaware	20-0062867
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

3111 Coronado Drive
Santa Clara, CA 95054
(408) 986-4000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

2012 Equity Incentive Plan
2012 Employee Stock Purchase Plan
(Full title of the plans)
Robert D. Thomas
President and Chief Executive Officer
Infoblox Inc.
3111 Coronado Drive
Santa Clara, CA 95054
(408) 986-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Please send copies of all communications to:

William L. Hughes, Esq. Fenwick & West LLP 555 California Street, 12th Floor San Francisco, California 94104 (415) 875-2300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large accelerated filer    ☐        Accelerated filer    ☒
Non-accelerated filer    ☐  (Do not check if a smaller reporting company)      Smaller reporting company    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value
To be issued under the 2012 Equity Incentive Plan	1,712,424	(2)	$12.26	(3)	$20,994,318	$2,705
To be issued under the 2012 Employee Stock Purchase Plan	535,377	(4)	$10.42	(5)	5,578,628	719
Total	2,247,801				$26,572,946	$3,424

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)
Represents an automatic increase to the number of shares available for issuance under the 2012 Equity Incentive Plan (the “2012 Plan”) effective January 1, 2014. Shares available for issuance under the 2012 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2012 (Registration No. 333-180840) and September 20, 2013 (Registration No. 333-191285).

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on June 4, 2014.

(4)
Represents an automatic increase to the number of shares available for issuance under the 2012 Employee Stock Purchase Plan (the “2012 ESPP”) effective January 1, 2014. Shares available for issuance under the 2012 ESPP were previously registered on a registration statement on Form S-8 filed with the SEC on April 20, 2012 (Registration No. 333-180840) and September 20, 2013 (Registration No. 333-191285).

(5)
Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on June 4, 2014, multiplied by 85%, which is the percentage of the trading price per share applicable to purchasers under the 2012 ESPP.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Infoblox Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 1,712,424 additional shares of common stock under the Registrant's 2012 Equity Incentive Plan and 535,377 additional shares of common stock under the Registrant's 2012 Employee Stock Purchase Plan, pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans. This Registration Statement hereby incorporates by reference the contents of the Registrant's registration statement on Form S-8 filed with the SEC on April 20, 2012 (Registration No. 333-180840) and September 20, 2013 (Registration No. 333-191285).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 5th day of June, 2014.

INFOBLOX INC.
By:	/s/ Robert D. Thomas
Robert D. Thomas
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert D. Thomas and Remo E. Canessa, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
Principal Executive Officer:
/s/ Robert D. Thomas	President and Chief Executive Officer and Director	June 5, 2014
Robert D. Thomas
Principal Financial Officer and Principal Accounting Officer:
/s/ Remo E. Canessa	Chief Financial Officer	June 5, 2014
Remo E. Canessa
Additional Directors:
/s/ Richard E. Belluzzo	Director	June 5, 2014
Richard E. Belluzzo
/s/ Laura C. Conigliaro	Director	June 5, 2014
Laura C. Conigliaro
/s/ Philip Fasano	Director	June 5, 2014
Philip Fasano
/s/ Fred M. Gerson	Director	June 5, 2014
Fred M. Gerson
/s/ Michael L. Goguen	Director	June 5, 2014
Michael L. Goguen
/s/ Daniel J. Phelps	Director	June 5, 2014
Daniel J. Phelps

Exhibit Index

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
5.1	Opinion of Fenwick & West LLP					X
23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)					X
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm					X
24.1	Power of Attorney (included on the signature page to this Registration Statement)					X
99.1	2012 Equity Incentive Plan	10-Q	001-35507	10.2	3/5/2013
99.2	2012 Employee Stock Purchase Plan	10-Q	001-35507	10.1	3/7/2014